News Release
INVESTOR AND MEDIA CONTACT:
George R. Kirkland
Senior Vice President and Treasurer
Phone: (229) 873-3830
gkirkland@sgfc.com

                         For Immediate Release

            Southwest Georgia Financial Corporation Announces
         Record Earnings per Share for the Third Quarter of 2003

MOULTRIE, GEORGIA, October 22, 2003 -- Southwest Georgia Financial Corporation (AMEX: SGB), a full service community bank holding company, today reported third quarter 2003 net income of $951.5 thousand, up 2.5 percent from $928.6 thousand for the third quarter 2002. Earnings per share for the third quarter 2003 were a record $.37 and were up 5.7 percent compared with $.35 for the third quarter 2002. The earnings improvement was primarily a result of a 17 percent increase in noninterest income combined with reduced expenses which more than offset lower net interest income and a higher provision for loan loss. The record earnings per share also reflect the impact of the share buy back program.

For the first nine months of 2003, net income was $1.46 million compared with net income of $2.66 million for the same period last year. The $1.2 million decline was primarily related to a $1.739 million pre-tax charge for the transfer of a non-performing asset, the Colquitt Retirement Inn, to the Georgia Trust for Historical Preservation during the second quarter of this year. Earnings per share for the first nine months of 2003 were $.57 compared with $1.01 for the same period last year.

DeWitt Drew, President and CEO commented, "Our improved operational performance is a direct result of our strategy of controlling noninterest expense while emphasizing opportunities in noninterest income. We are encouraged by our strong third quarter performance following our decision during the previous quarter to reduce nonperforming assets through the transfer of our largest nonperforming asset. The last of the expenses associated with disposing of the Colquitt Retirement Inn were realized in the quarter just ended. As a result of the transfer, our asset quality has improved and expenses have decreased. Additionally, we continue to make progress on many of our corporate goals."

During the quarter and nine-month periods, the Company repurchased 10,500 shares and 44,000 shares, respectively. Since the stock repurchase program began in January 2000, the Company has repurchased a total of 342,000 shares of its common stock at an average price of $16.49 per share. The Company extended the stock repurchase program in January of this year enabling it to acquire up to 150,000 shares through January 2004.

The Company's net interest margin was 4.63 percent for the first nine months of 2003. The nine-month 2003 net interest margin was 40 basis points lower than the same period a year ago primarily due to a $16.9 million decrease in loan volume. The Company's net interest margin continues to be relatively strong despite the lower loan volume.

Return on average assets for the third quarter of 2003 was 1.59 percent, essentially unchanged from the same period in 2002. Return on equity for the third quarter this year improved to 11.71 percent, up 34 basis points from 11.37 percent for the same period in 2002. For the first nine months of 2003, return on average assets was .81 percent compared with 1.51 percent for the same period in 2002. Return on average equity was 5.84 percent in 2003 compared with 11.13 percent for the first nine months of the prior year. Both performance measures for the nine-month period reflect the impact of the charge associated with the disposition of the Colquitt Retirement Inn. Total assets increased 2.9 percent to $240.5 million as of September 30, 2003, compared with $233.6 million for the same period a year ago. Primarily as a result of the transfer of The Colquitt Retirement Inn, the ratio of nonperforming assets to total assets significantly improved to .60 percent compared with 1.53 percent at the same time last year. On a per share basis, book value at quarter end was $12.78, up from $12.75 compared with the same period in 2002.

Noninterest income for the third quarter of 2003 increased 17 percent to $1.7 million compared with $1.4 million in the same quarter last year. All significant lines of noninterest income showed increases both year to date and for the third quarter when compared with like periods from the prior year. Noninterest expenses for the third quarter of 2003 were $2.5 million compared with $2.6 million in the third quarter of 2002. Noninterest expenses for the first nine months of 2003 were $164 thousand lower than the $7.8 million in 2002. This decrease was largely due to a $393 thousand reduction in salary and employee benefit expenses.

Total loans were $94.6 million, down $16.9 million, or 15.2 percent, from the third quarter of 2002. The Company's continued focus on high credit standards combined with a soft economy has contributed to the decrease in loans. Total deposits at September 30, 2003, decreased slightly from last year to $179.5 million. The Company manages a solid core deposit base which enables it to effectively invest its assets for solid performance despite the very low interest rate environment. Reserve coverage of loans improved to 2.47 percent from 1.85 percent reflecting a strengthening of reserves. The
$438,000 additional nine months provision for loan losses over the Company's net charge-offs reduced its net income dollar for dollar.

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $241 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, branch offices located in Baker County and Thomas County, and automated teller machine (ATM) facilities conveniently located in the surrounding cities of Doerun, Newton, and Pavo, as well as the main office. The bank provides, in addition to conventional banking services, investment planning and management, trust management, mortgage banking and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which has offices in Colquitt and Mitchell Counties. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

This news release contains certain brief forward-looking statements concerning the Company's outlook. The Company cautions that any forward-looking statements are summary in nature, involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The following factors, among others, could affect the Company's actual results and could cause actual results in the future to differ materially from those expressed or implied in any forward-looking statements included in this release: overall economic conditions, customer preferences, the impact of competition, the ability to execute the strategy for growth. Additional information regarding these risks and other factors that could cause the Company's actual results to differ materially from our expectations is contained in the Company's filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, Southwest Georgia Financial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Financial tables follow.

                   SOUTHWEST GEORGIA FINANCIAL CORPORATION
                CONSOLIDATED STATEMENT OF CONDITION (unaudited)
                 (Dollars in thousands except per share data)
                                         September 30,  December 31,  September 30,
ASSETS                                        2003          2002          2002
Cash and due from banks                    $   9,657     $  11,881     $   8,444
Interest-bearing deposits with banks              54         3,996         1,447
Federal funds sold                                 0         2,000         1,325
Investment securities available for sale      76,184        40,055        39,057
Investment securities held to maturity        50,319        65,150        60,262
Loans, less unearned income and discount      94,562       105,934       111,492
 Allowance for loan losses                    (2,338)       (1,900)       (2,065)
   Net loans                                  92,224       104,034       109,427
Premises and equipment                         5,239         5,434         5,555
Foreclosed assets, net                         1,139         1,982         2,087
Intangible assets                              2,119         2,361         2,442
Other assets                                   3,586         3,574         3,602
   Total assets                            $ 240,521     $ 240,467     $ 233,648

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
 Noninterest-bearing                       $  23,460     $  28,925     $  24,548
 NOW accounts                                 33,704        36,113        31,571
 Money market                                 13,914        12,514        12,644
 Savings                                      19,239        18,193        16,928
 Certificates of deposit $100,000 and over    25,716        26,098        26,329
 Other time accounts                          63,445        68,080        69,229
   Total deposits                            179,478       189,923       181,249

 Federal funds purchased                         480             0             0
 Other borrowings                             10,000         2,400         4,800
 Long-term debt                               13,805        11,041        11,160
 Accounts payable and accrued liabilities      4,202         3,781         3,228
   Total liabilities                         207,965       207,145       200,437
Shareholders' equity:
 Common stock - par value $1;
  5,000,000 shares authorized;
  3,302,750 shares issued (*)                  3,303         3,300         3,000
 Additional paid-in capital                    7,172         7,134         2,034
 Retained earnings                            28,866        28,403        33,198
 Accumulated other comprehensive income          780         1,189         1,372
   Total                                      40,121        40,026        39,604
Treasury stock - at cost (**)                 (7,565)       (6,704)       (6,393)
   Total shareholders' equity                 32,556        33,322        33,211
   Total liabilities and
    shareholders' equity                   $ 240,521     $ 240,467     $ 233,648

*  Common stock - shares outstanding       2,547,675     2,588,925     2,606,002
** Treasury stock - shares                   755,075       711,075       693,998

                 SOUTHWEST  GEORGIA  FINANCIAL  CORPORATION
                 CONSOLIDATED  INCOME STATEMENT (unaudited)
                (Dollars in thousands except per share data)
                                       For the Three Months   For the Nine Months
                                       Ended September 30,    Ended September 30,
                                         2003       2002       2003       2002
Interest income:
 Interest and fees on loans             $1,734     $2,266     $5,587     $7,100
 Interest and dividend on securities
  available for sale                       724        415      1,860      1,199
 Interest on securities held
  to maturity                              740        935      2,443      2,816
 Interest on federal funds sold              0          7          2         16
 Interest on deposits with banks             4         12         33         35
   Total interest income                 3,202      3,635      9,925     11,166

Interest expense:
 Interest on deposits                      627        915      2,158      3,117
 Interest on federal funds purchased         3          0          3          2
 Interest on other borrowings               60         35        129         89
 Interest on long-term debt                110         99        347        219
   Total interest expense                  800      1,049      2,637      3,427
   Net interest income                   2,402      2,586      7,288      7,739
Provision for loan losses                  150        120        450        375
   Net income after provision for
    losses on loans                      2,252      2,466      6,838      7,364

Noninterest income:
 Service charges on deposit accounts       377        295        931        801
 Income from trust services                 72         58        205        159
 Income from retail brokerage
  services                                  62         45        197        191
 Income from insurance services            237        218        711        676
 Income from mortgage banking
  services                                 887        797      2,596      2,291
 Net gain (loss) on the sale or
  abandonment of assets                     19       (  8)    (1,834)      (253)
 Net gain (loss) on the sale of
  securities                                 0          0          0        121
 Other income                               16         22        106        139
   Total noninterest income              1,670      1,427      2,912      4,125

Noninterest expense:
 Salary and employee benefits            1,415      1,536      4,303      4,696
 Occupancy expense                         160        159        459        422
 Equipment expense                         126        118        395        353
 Data processing expense                   132        127        405        402
 Amortization of intangible assets          81         81        243        243
 Other operating expense                   525        530      1,785      1,651
   Total noninterest expense             2,439      2,551      7,590      7,767

Income before income
 tax expense                             1,483      1,342      2,160      3,722

Provision for income taxes                 531        413        700      1,062
   Net income                           $  952     $  929     $1,460    $ 2,660
Net income per share,
 basic & diluted                        $ 0.37     $ 0.35     $ 0.57    $  1.01

Dividends paid per share,
 basic & diluted                        $ 0.13     $ 0.12     $ 0.39    $  0.36

Weighted average shares outstanding  2,550,729  2,613,793  2,566,284  2,626,681

                  SOUTHWEST GEORGIA FINANCIAL CORPORATION
                            Financial Highlights
                (Dollars in thousands except per share data)
At September 30                                      2003        2002

Assets                                            $ 240,521   $ 233,648
Loans, less unearned income & discount               94,562     111,492
Deposits                                            179,478     181,249
Shareholders' equity                                 32,556      33,211
Book value per share                                  12.78       12.75
Loan loss reserve/loans                               2.47%       1.85%
Nonperforming assets/loans & other real estate        1.51%       3.15%

                                            Three Months Ended  Nine Months Ended
                                                September 30,     September 30,
                                                2003     2002     2003     2002
Net income (loss)                            $  952  $  929     $1,461  $2,660
Earnings (loss) per share,
 basic & diluted                               0.37    0.35       0.57    1.01
Dividends paid per share,
 basic & diluted                               0.13    0.12       0.39    0.36
Return on assets                               1.59%   1.60%      0.81%   1.51%
Return on equity                              11.71%  11.37%      5.84%  11.13%
Net interest margin (tax equivalent)           4.56%   5.02%      4.63%   5.03%
Net charge offs (recoveries) /average loans  (0.41)%   0.22%      0.02%   0.22%

Quarterly                       3rd Qtr   2nd Qtr   1st Qtr   4th Qtr   3rd Qtr
Averages                         2003      2003      2003      2002      2002
Assets                         $239,483  $243,498  $240,988  $239,792  $232,734
Loans, less unearned income
 & discount                      96,786   100,935   104,150   109,720   112,506
Deposits                        183,620   188,061   189,646   187,244   183,622
Equity                           32,516    33,929    33,640    33,159    32,672
Return on assets                   1.59%   (0.61)%     1.46%     1.57%     1.60%
Return on equity                  11.71%   (4.37)%    10.47%    11.36%    11.37%
Net income (loss)              $    952  $  (370)  $    880  $    942  $    929
Net income (loss) per share,
 basic & diluted               $   0.37  $ (0.14)  $   0.34  $   0.36  $   0.35
Dividends paid per share,
 basic & diluted               $   0.13  $  0.13   $   0.13  $   0.12  $   0.12